                                                                   EXHIBIT 10.6

                             [NATURAL GOLF(R) LOGO]

           2003 CERTIFIED INSTRUCTOR AND SALES/ COMPENSATION AGREEMENT

REPRESENTATIVE NAME        ____________________________________

ADDRESS  ______________________________________________________

     THIS AGREEMENT ("Agreement") is made and entered into this ____ day of __________, 2003, in Cook County, Illinois by and between NATURAL GOLF SCHOOLS CORPORATION (hereinafter NGSC) and REPRESENTATIVE in a first instance; and concurrently between NATURAL GOLF EQUIPMENT CORPORATION (hereinafter NGEC) and REPRESENTATIVE in a second instance. The term "COMPANY" shall be used to refer to both NGSC and NGEC, or their parent company, NATURAL GOLF CORPORATION.

WHEREAS, COMPANY has developed a unique method of golfing, golf instruction, and golf products; and

WHEREAS, REPRESENTATIVE is an independent contractor in the business of providing golf instruction and selling golf products; and

WHEREAS, REPRESENTATIVE wishes to offer for sale and receive compensation from NGSC for the providing of golf instruction and wishes to offer for sale and receive compensation from NGEC for sales of COMPANY products;

NOW THEREFORE, IN CONSIDERATION of the foregoing, and with the mutual undertakings of this Agreement, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties herein, the following agreement is made:

                             ARTICLE 1 - DEFINITIONS

1.1 "CONFIDENTIAL INFORMATION." Confidential Information shall include, but is not limited to, the following types of information and other information of similar nature (whether or not reduced to writing and whether or not expressly marked "Confidential"): All Product specification, manufacture and design information, all information related to the golf techniques and Methodology of COMPANY; Customer names, contact information, buying history, skill level and evaluation, and other information relating to COMPANY'S Customers, COMPANY'S Customer lists, concepts, concept documentation, "know-how" and training manuals and materials, custom club fitting systems, procedures, processes, techniques, drills, data bases, trade secrets; business models, strategies and financial information; customer development, marketing and sales techniques; and all other valuable or unique information and techniques acquired, developed or used by Company relating to its business, Methodology, Products, operations, suppliers, employees and Customers, regardless of whether such information is in writing, on computer disk, on disk drive or in any other form, and all other information designated or treated as Confidential Information by Company. Customer information is one of Company's most valued trade secrets.

a. INCLUDES THIRD-PARTY INFORMATION. "Confidential Information" shall also include any information described above which Company obtains from another party and which Company treats as proprietary or designates as confidential information, whether or not owned by Company.

b. EXCLUDES INFORMATION IN THE PUBLIC DOMAIN. "Confidential Information" shall NOT include information which Representative can show by clear and convincing evidence was (1) in the public domain at the time of the disclosure to REPRESENTATIVE by the Company; (2) information which after disclosure to REPRESENTATIVE becomes part of the public domain by dissemination by a third party and other than by an act or omission of REPRESENTATIVE; (3) information which REPRESENTATIVE can demonstrate by documentary evidence to have been in REPRESENTATIVE'S possession at the time of disclosure to REPRESENTATIVE and not acquired directly or indirectly from Company; (4) information which is subsequently disclosed or made available to REPRESENTATIVE with an obligation of confidence by a third party having a bona fide right to disclose or made available such information; and (5) information which has been made public by way of sales brochures, Company newsletters, public speeches by officers of Company, or information disclosed to the media by officers of Company.

1.2. CUSTOMER: "Customer" herein means any person, corporation or entity to which Products have been sold or instruction in the Methodology provided, or any person, corporation or entity which REPRESENTATIVE knows or should have known has been contacted by any representative of COMPANY. "Customers" shall include all customers or clients of the Company, whether or not the aforesaid Customers are attributable to REPRESENTATIVE's efforts or contacts.

1.3. METHODOLOGY. "Methodology" herein means the palm-grip, single-plane, three-lever, facing the ball at impact approach to golf.

1.4. PRODUCT(S). "Product(s)" as used herein, means any item or service offered or sold by the COMPANY, NGSC and/or NGEC, including but not limited to all golf equipment designed and manufactured or assembled for COMPANY, and golf instruction or contests in the Methodology.

                       ARTICLE 2 - TERM OF THIS AGREEMENT

2.1 INITIAL TERM. This Agreement shall be in effect until March 31st of the next calendar year following the date REPRESENTATIVE signed this Agreement, unless otherwise provided for in this Agreement.
[EXAMPLE 1-IF REPRESENTATIVE SIGNS THE AGREEMENT ON JUNE 1, 2002, THIS AGREEMENT WILL EXPIRE ON MARCH 31, 2003; EXAMPLE 2-IF REPRESENTATIVE SIGNS THE AGREEMENT ON FEBRUARY 1, 2002, THE AGREEMENT WILL EXPIRE ON MARCH 31, 2003].

2.2. SUBSEQUENT TERMS. The Agreement shall be renewed automatically for one-year terms on the March 1st anniversary date as set forth above unless COMPANY provides written notice to REPRESENTATIVE that the Agreement will not be renewed 30-days prior to the anniversary date.

                    ARTICLE 3 - REPRESENTATIVE'S OBLIGATIONS

3.1. RIGHT TO SELL PRODUCTS. During the term of this Agreement, REPRESENTATIVE shall have the right to sell COMPANY Products. Unless otherwise specified in writing, all Product sales are to be processed through COMPANY.

3.2. CONDUCT. REPRESENTATIVE shall exhibit professional conduct and appearance in the performance of his or her duties at all times, and conduct him or herself in such a manner so as to at all times maintain the goodwill of the COMPANY and the safety of the public and customers, and in accordance with the Certified Instructor Manual or such other specific guidelines as COMPANY may establish from time to time, in its sole discretion.

3.3. SALES OF COMPANY PRODUCTS. During the term of this Agreement REPRESENTATIVE shall refrain from the sale or recommendation of traditional or competing golf clubs, training aids, swing methodologies or equipment to Company's customers that compete with Company's Product line. REPRESENTATIVE shall not solicit Customers or prospective Customers for any non-COMPANY products or services, whether or not golf related. Representatives, who work for driving ranges and golf courses where Natural Golf is taught, will not be in violation of paragraph 3.3 because of customer purchases for non-competing products made at their Pro shop.

3.4. NO CONFLICTS. REPRESENTATIVE represents that he or she does not now, and will not, during the term of this Agreement, manufacture golf clubs, or advise or consult for any company (other than COMPANY) that manufactures golf clubs or provides golf instruction. REPRESENTATIVE is not now, and will not become during the term of this Agreement, a stockholder of more than five percent (5%) interest in any company (other than COMPANY) which manufactures golf clubs or provides golf instruction.

3.5. NO AGENCY. The parties hereto are independent contractors. Nothing herein shall be construed to create the relationship of principal and agent between the parties.

3.6. INDEPENDENCE AND DISCRETION. REPRESENTATIVE is solely responsible for, and has complete discretion, as to all aspects of operating his business, including the marketing and sale of COMPANY'S Products, except as otherwise provided herein.

                       ARTICLE 4 - SALES AND COMPENSATIONS

4.1. "SALE" OR "SELL" DEFINED. REPRESENTATIVE is not required to maintain an inventory of Product for sale. For the purposes of this Agreement, a Sale shall occur when REPRESENTATIVE places an order on behalf of Customer for a Product with COMPANY and pays the COMPANY for the Product.

4.2. COMPENSATION. Subject to all terms of this Agreement including the provisions set forth in the Paragraph entitled "Termination," REPRESENTATIVE shall be entitled to compensation in an amount set forth by the Company for all Sales of COMPANY Products when COMPANY has received payment for the Product from the customer. COMPANY specifically reserves the right to change or adjust the compensation structure from time to time, with reasonable notice to REPRESENTATIVE. COMPANY is under no obligation to provide names or "contacts" to REPRESENTATIVE.

4.3. RETURN OF PRODUCTS. When Products are returned, compensation previously paid to REPRESENTATIVE for sale of the Product shall be deducted from current compensation owed to REPRESENTATIVE.

4.4. PRICES SUBJECT TO CHANGE. COMPANY reserves the right at any time to change Product prices, or to discontinue the sale of Products. COMPANY shall use reasonable efforts to provide notice to REPRESENTATIVE of any such changes to the extent it is possible to do so.

                      ARTICLE 5 - COMPANY'S PROPERTY RIGHTS

5.1. PROPERTY RIGHTS. All rights, title and interest in COMPANY's intellectual property, Methodology, trade names and trademarks is and shall at all times remain with COMPANY or its related entities. No license or interest in any of the foregoing is granted to REPRESENTATIVE hereunder.

5.2. USE OF TRADE NAMES. REPRESENTATIVE shall not use COMPANY'S corporate, firm or trade name(s), or any COMPANY trademarks, without annually receiving COMPANY'S prior written approval.

                ARTICLE 6 - OPTIONAL CERTIFICATION AS INSTRUCTOR

6.1. REPRESENTATIVE. REPRESENTATIVE may obtain training and certification in the COMPANY'S Methodology, as follows:

a. CERTIFIED INSTRUCTOR. A REPRESENTATIVE may receive training and be certified as a Certified Instructor upon completion of initial training in the Methodology. Certified Instructors may hold themselves out only as Certified Instructors. Fees for the initial training in the Methodology are established by NGSC and are available upon request, but subject to change on sixty (60) days notice.

6.3. In order to maintain the NGSC's high standards for competency and proficiency in demonstrating and instructing the COMPANY Methodology, NGSC in its discretion, reserves the right to implement verbal, written and/or golf instruction and playing tests and require REPRESENTATIVE'S passage of the same as a condition for renewal of this Agreement and Representative's maintenance of a particular certification status.

6.4 DETERMINATION DATE. The Determination Date shall be the periodic date(s) set by NGSC on which Instructors or Instructor candidates shall be required to meet then-current requirements for Certified Instructor.

                     ARTICLE 7 - COMPANY'S RIGHTS AND DUTIES

7.1. ANSWER REQUESTS FOR TECHNICAL INFORMATION. COMPANY shall use reasonable efforts to comply with reasonable requests to provide technical information concerning the Products to REPRESENTATIVE.

7.2. RIGHT TO PUBLISH INSTRUCTOR'S NAME. Upon execution hereof, REPRESENTATIVE hereby grants COMPANY the unrestricted right to utilize REPRESENTATIVE'S name, likeness, biographical data, golf facility information, and certification status in COMPANY's advertising, marketing and promotional material and in any list of COMPANY representatives. REPRESENTATIVE shall provide COMPANY with such information in a timely fashion.

7.3. NO OTHER OBLIGATIONS. Other than efforts to answer reasonable requests for technical information about the Products as set forth in Paragraph 7.1. above, COMPANY has no obligation to provide, and will not provide, support or assistance of any kind to REPRESENTATIVE. THIS IS NOT A FRANCHISE AGREEMENT.

             ARTICLE 8 - NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

8.1. NON-DISCLOSURE. REPRESENTATIVE shall not disclose, at any time during or after the termination of this Agreement, any Confidential Information except to the extent disclosure is required by law. This obligation of non-disclosure of Confidential Information shall continue to exist for as long as such information remains Confidential Information.

8.2. RETURN MATERIALS. Any and all books, records, documents, papers, computer disks, videos, or other materials received by REPRESENTATIVE from the COMPANY or containing Confidential Information or other proprietary information or trade secrets of the COMPANY, including any copies thereof, shall at all times be and remain the property of the COMPANY and shall be returned immediately to the COMPANY upon termination of this Agreement, or upon the written request of the COMPANY.

8.3. ACKNOWLEDGEMENT. REPRESENTATIVE expressly acknowledges that the Confidential Information is essential to the success of the business of the COMPANY, and that it is the policy of the COMPANY to maintain as secret and confidential the Confidential Information, and that the restrictions on the use or disclosure of the Confidential Information after the term of this Agreement shall not inhibit or in any way affect or limit REPRESENTATIVE'S ability to earn a livelihood.

                           ARTICLE 9 - NON COMPETITION

9.1. COVENANT NOT TO SOLICIT. REPRESENTATIVE shall not solicit COMPANY'S Customers, employees or REPRESENTATIVES for a period of two years following termination of this Agreement.

9.2. COVENANT NOT TO COMPETE AND ACKNOWLEDGEMENT BY INSTRUCTORS. Any Certified or Master Instructor shall not teach the Methodology following the termination of this Agreement. All such Instructors hereby acknowledge and represent that they can teach other methods of golf instruction other than the Methodology, and that they had no knowledge of the Methodology prior to exposure to the Methodology by COMPANY.

9.3. MODIFICATION ALLOWED IF REQUIRED. In the event any covenant made in Article 8 (Non-Disclosure of Confidential Information) and this Article 9 are more restrictive than permitted by applicable law, such covenant shall be limited to the extent to which it is so permitted.

                       ARTICLE 10 - TERMINATION BY COMPANY

10.1. TERMINATION. COMPANY may terminate this Agreement immediately with written notice to REPRESENTATIVE upon the occurrence of any of the following:

a. BANKRUPTCY OR INSOLVENCY. Any proceeding is instituted by or against REPRESENTATIVE under the federal Bankruptcy Code or any similar state insolvency law, or REPRESENTATIVE makes an assignment for benefit of REPRESENTATIVE'S creditors, or if a receiver is appointed for all or any portion of REPRESENTATIVE'S business; or

b. ATTEMPTED ASSIGNMENT. REPRESENTATIVE attempts to assign this Agreement without COMPANY'S prior written consent; or

c. DAMAGE TO GOODWILL. REPRESENTATIVE (or any principal stockholder, partner, officer or manager of REPRESENTATIVE, if REPRESENTATIVE is an entity other than a natural person) is convicted of a crime which in COMPANY'S opinion may adversely affect the operation of business of REPRESENTATIVE or the name, goodwill or reputation of COMPANY or the Products.

d. FAILURE TO APPEAR. REPRESENTATIVE fails to timely commence, complete or appear at a scheduled school, lesson, clinic, golf show, club demo day, exhibition or other event in which REPRESENTATIVE is acting as an ambassador of COMPANY, without excusable justification as determined by COMPANY. Further, except for circumstances of excusable justification, REPRESENTATIVE shall reimburse COMPANY for any damages it may incur as a result of REPRESENTATIVE'S Failure to Appear, including but not limited to claims for reimbursement of tuition and/or expenses of customers/attendees and facility fees.

e. BREACH OF AGREEMENT. REPRESENTATIVE fails to observe or perform his or her obligations under this Agreement.

            ARTICLE 11 REPRESENTATIVE'S OBLIGATIONS UPON TERMINATION

11.1. OBLIGATIONS UPON TERMINATION. In the event that REPRESENTATIVE's relationship with COMPANY terminates for any reason, REPRESENTATIVE agrees:

a. NO DISPARAGEMENT. To conduct himself or herself in such a manner as to maintain the goodwill of COMPANY, including without limitation, to avoid making disparaging remarks regarding COMPANY or its Customers and to conduct himself or herself in such a manner as to bring no harm, embarrassment, disgrace or other negative effect on COMPANY.

b. REFER CALLS. To promptly refer all telephone calls and correspondence related to COMPANY's Customers, Products, and Methodology to the COMPANY;

c. PAY COMPANY EXPENSES. To reimburse any expense incurred by COMPANY in retrieving Confidential Information or other property of COMPANY from REPRESENTATIVE, including without limitation, any costs of litigation, including costs and reasonable attorney's fees.

11.2. COMPENSATION UPON TERMINATION. Upon termination of this Agreement for any reason, REPRESENTATIVE shall be entitled to compensation, net of returns, only on orders for Sales of Products that have been paid for by Customer to the COMPANY on or before the effective date of the termination of the Agreement. With respect to any Sales providing for more than one shipment of Products, REPRESENTATIVE shall be entitled to compensation only on those goods paid for by customer to company prior to the effective date of termination of the Agreement.

                    ARTICLE 12- TERMINATION BY REPRESENTATIVE

12.1. ALLEGATIONS OF BREACH. Upon any written notice by REPRESENTATIVE of any alleged material breach by COMPANY hereunder, COMPANY shall have thirty (30) days therefrom to cure any such material breach. Failure to cure such breach within the 30-day period (or any extension thereof agreed to by both parties in writing) shall result in termination of this Agreement upon the expiration of the cure period.

                          ARTICLE 13 - INDEMNIFICATION

13.1. INDEMNIFICATION OF REPRESENTATIVE. COMPANY shall defend, indemnify, or settle, and hold REPRESENTATIVE harmless for liability resulting from REPRESENTATIVE'S sale of COMPANY Products, but only if the Products and all component parts thereof are manufactured or assembled by COMPANY, and remain in the form in which they were originally manufactured or assembled, and provided that COMPANY is promptly notified of the claim in writing, and is given complete authority and information required for the defense of same. Provided, however, that COMPANY shall not be responsible for any cost, expense, fee, or compromise incurred or made by REPRESENTATIVE without COMPANY'S prior written consent.

                    ARTICLE 14 - DISCLAIMER OF ALL WARRANTIES

14.1. DISCLAIMER OF WARRANTIES. COMPANY PROVIDES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, PERFORMANCE OF ITS OBLIGATIONS GENERALLY, THE PRODUCT, THE METHODOLOGY, OR ANY OTHER WARRANTY OF ANY KIND OR NATURE. COMPANY HEREBY DISCLAIMS AND REPRESENTATIVE WAIVES TO THE FULLEST EXTENT PERMITTED ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN, OF ANY KIND OR NATURE) INCLUDING, BY WAY OF EXAMPLE, AND NOT LIMITATION, WITH RESPECT TO THE PRODUCTS AND METHODOLOGY, PERFORMANCE UNDER THIS AGREEMENT OR ANY PART THEREOF, OR PERFORMANCE GENERALLY, ALL WARRANTIES OF RESULTS, COMMERCIAL PRACTICALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE (WHETHER OR NOT COMPANY KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) AND WHETHER SUCH WARRANTIES ARE ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, BY COURSE OF DEALING, BY STATUTE, REGULATION, OTHER LAW OR OTHERWISE. IN ADDITION, COMPANY EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO REPRESENTATIVE OR TO ANY PERSON OTHER THAN REPRESENTATIVE.

                 ARTICLE 15 - LIMITATION OF COMPANY'S LIABILITY

15.1. DAMAGES LIMITED TO REFUND. FOR ANY BREACH WHATSOEVER BY COMPANY, COMPANY'S LIABILITY FOR ANY DAMAGES OR INDEMNITY FOR THESE BREACHES SHALL IN NO EVENT EXCEED THE AMOUNTS PAID TO COMPANY BY REPRESENTATIVE, IF ANY, FOR TRAINING UNDER THIS AGREEMENT.

15.2. NO OTHER DAMAGES. EXCEPT AS PROVIDED IN THE ARTICLE ENTITLED "INDEMNITY", IN THE EVENT OF ANY BREACH BY COMPANY WHATSOEVER, WHETHER OF THIS AGREEMENT OR ARISING GENERALLY FROM THE RELATIONSHIP OF THE PARTIES OR OTHERWISE, WHETHER IN CONTRACT, TORT, OR BY VIRTUE OF STATUTE, REGULATION OR OTHER LAW COMPANY'S TOTAL LIABILITY FOR ANY DAMAGES OR INDEMNITY SHALL IN NO EVENT EXCEED THE AMOUNT DESCRIBED IN PARAGRAPH 15.1. COMPANY SHALL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY ANY DELAYS. IN NO EVENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT OR IN TORT, BY STATUTE OR OTHERWISE, AND WHETHER ARISING FROM THIS AGREEMENT OR ARISING GENERALLY, INCLUDING, BUT NOT LIMITED TO NEGLIGENCE OR NEGLIGENT MISREPRESENTATION, SHALL COMPANY BE LIABLE FOR DIRECT, PROXIMATE, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING BY WAY OF EXAMPLE AND NOT LIMITATION, DAMAGES ARISING FROM LOST PROFITS, LOST BUSINESS OPPORTUNITIES, OR OTHER INJURY, NOTWITHSTANDING THE FACT THAT COMPANY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. COMPANY SHALL NOT BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST CUSTOMER BY ANY OTHER PARTY.

                         ARTICLE 16 - GENERAL PROVISIONS

16.1. WAIVER. Waiver by COMPANY of any provision of this Agreement shall not constitute a waiver by COMPANY of the same or any other provision of this Agreement on a subsequent occasion.

16.2. NO ASSIGNMENT. REPRESENTATIVE shall not assign or transfer any rights under this Agreement without the prior written consent of COMPANY.

16.3. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties, supersedes any prior agreement between the parties, and shall not be altered or amended except by an instrument in writing signed by both parties hereto.

16.4. PARTIAL INVALIDITY. Should any paragraph, subparagraph, sentence, phrase or clause of this Agreement be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other part or remainder of this Agreement, and shall be modified or deleted to conform with applicable laws of the State of Illinois.

16.5. SURVIVAL BEYOND TERMINATION. Articles 8 and 9 of this Agreement shall survive termination of the Agreement.

16.6. INJUNCTIVE RELIEF. REPRESENTATIVE acknowledges that any violation by REPRESENTATIVE of its responsibilities, covenants and representations set forth in this Agreement in Articles 8 (Non-Disclosure of Confidential Information) and 9 (Non-Competition) would result in damage to COMPANY that is largely intangible but nonetheless real, and that is incapable of complete remedy by an award of damages. Accordingly, any such violation shall, in addition to any other remedies at law or equity, give COMPANY the right to a court-ordered injunction or other appropriate order to specifically enforce those provisions. REPRESENTATIVE agrees to pay COMPANY any reasonable expenses, including but not limited to attorney fees, incurred in obtaining such specific enforcement (in addition to any other relief to which COMPANY may be entitled).

16.7. NOTICE. All notices and other communications herein provided for shall be sent and delivered by certified mail, with the proper postage prepaid, to the parties at the following addresses until such time as any part shall give the other party notice of the change of address:

IF TO COMPANY:                                  IF TO REPRESENTATIVE

PRESIDENT                                       _____________________
NATURAL GOLF CORPORATION                        _____________________
1200 East Business Center Dr.                   _____________________
Suite 400
Mt. Prospect, IL 60056-6041

16.8 APPLICABLE LAW. This Agreement has been executed in Cook County, Illinois, and shall be governed by and interpreted under the laws of the State of Illinois. All parties to this Agreement expressly submit to this jurisdiction.

16.9. EXCLUSIVE JURISDICTION AND VENUE. Exclusive jurisdiction and venue for any litigation at all related to this Agreement, directly or indirectly, based upon contract, tort, or other theory of law, shall lie in the Circuit Court of Cook County, Illinois, or, if in federal court, in the U.S. District Court for the Northern District of Illinois, Eastern Division; provided, however, any injunction obtained by COMPANY pursuant to a breach of this Agreement may be enforced in any court in the United States.

16.10. AUTHORITY. REPRESENTATIVE acknowledges and represents that it has read, understands, and agrees to be bound by all provisions, covenants and representations in this Agreement, and that the person executing this Agreement on its behalf is authorized to do so.

Executed on the dates written below, to be effective as of ____________, 2003.

NGSC                                                 REPRESENTATIVE

By:
    -------------------------                        -------------------------

Its:
    -------------------------

Date:                                                Date:
      --------------                                       --------------

NGEC                                                 REPRESENTATIVE

By:
    -------------------------                        -------------------------

Its:
    -------------------------

Date:                                                Date:
      --------------                                       --------------